UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 16, 2012 (May 16, 2012)

Education Realty Trust, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-32417	20-1352180
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

999 South Shady Grove Road, Suite 600 Memphis, Tennessee	38120
(Address of Principal Executive Offices)	(Zip Code)

901-259-2500

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the 2012 Annual Meeting of Stockholders of Education Realty Trust, Inc. (“EdR”) held on May 16, 2012 (the “Annual Meeting”), EdR’s stockholders approved each of the proposals presented which are described in more detail in EdR’s Definitive Proxy Statement on Schedule 14A as filed with the Securities and Exchange Commission on March 23, 2012. Holders of 89,200,450 shares of EdR’s common stock were present in person or represented by proxy at the Annual Meeting.

The following are the voting results on each proposal presented to EdR’s stockholders at the Annual Meeting:

Proposal 1: To elect seven directors to serve until the 2013 Annual Meeting of Stockholders and until their successors have been duly elected and qualify.

Director	Votes For	Withheld	Broker Non-Votes
Paul O. Bower	84,832,102	1,348,534	3,019,814
Monte J. Barrow	86,041,258	139,378	3,019,814
William J. Cahill, III	86,037,597	143,039	3,019,814
Randall L. Churchey	85,358,119	822,517	3,019,814
John L. Ford	86,021,671	158,965	3,019,814
Howard A. Silver	85,340,444	840,192	3,019,814
Wendell W. Weakley	86,013,886	166,750	3,019,814

Proposal 2: To ratify the appointment of Deloitte & Touche LLP as EdR’s independent registered public accounting firm for the fiscal year ending December 31, 2012.

Votes For	Votes Against	Abstentions
87,914,392	1,276,200	9,858

Proposal 3: To approve, in an advisory (non-binding) vote, the compensation of EdR’s named executive officers.

Votes For	Votes Against	Abstentions	Broker Non-Votes
85,705,917	433,615	41,104	3,019,814

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDUCATION REALTY TRUST, INC.

Date: May 16, 2012	By:	/s/ Randall H. Brown
Randall H. Brown Executive Vice President, Chief Financial Officer, Treasurer and Secretary